Exhibit 32.2
CERTIFICATION OF AHMET TOHMA
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with Ciner Resources LP’s (the “Partnership”) Quarterly Report on Form 10-Q for the period ended March 31, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Ahmet Tohma, Chief Financial Officer (Principal Financial Officer) of the Partnership's general partner, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:	May 11, 2020	/s/ Ahmet Tohma
Ahmet Tohma Chief Financial Officer of Ciner Resource Partners LLC, the registrant’s General Partner (Principal Financial Officer)